Exhibit 99.1

COMMUNICATIONS SYSTEMS, INC.	SCAN TO VIEW MATERIALS & VOTE
SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 15, 2022 for shares held directly and by 11:59 p.m. Eastern Time on March 13, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JCS2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 15, 2022 for shares held directly and by 11:59 p.m. Eastern Time on March 13, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D65808-S40043	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COMMUNICATIONS SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To approve the Agreement and Plan of Merger dated as of March 1, 2021, as amended (the “merger agreement”) by and among Communications Systems, Inc. ("CSI"), Helios Merger Co., Pineapple Energy LLC, Lake Street Solar LLC, and Randall D. Sampson.	☐	☐	☐
							For	Against	Abstain
2.	To approve the issuance of shares of CSI common stock in connection with the merger agreement.	☐	☐	☐	8.

To approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the CSI named executive officers in connection with the merger and other transactions contemplated by the merger agreement.

							☐	☐	☐

3.	To approve the issuance of shares of CSI common stock in connection with the amended and restated securities purchase agreement dated September 15, 2021 between CSI and the PIPE Investors.	☐	☐	☐
4.	To approve an amendment to the CSI articles of incorporation to increase the authorized shares of common stock to 150 million.	☐	☐	☐	9.	To approve the adjournment or postponement of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal #1, Proposal #2, Proposal #3, Proposal #4, or Proposal #6.	☐	☐	☐
5.	To approve an amendment to the CSI articles of incorporation to eliminate Article IX relating to business combinations.	☐	☐	☐
6.	To approve a reverse stock split of the outstanding shares of CSI common stock, at a ratio within a range of 1-for-3 to 1-for-6, as determined by the CSI board of directors.	☐	☐	☐

HIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD.

7.	To approve the Pineapple Holdings, Inc. 2022 Equity Incentive Plan.	☐	☐	☐

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

COMMUNICATIONS SYSTEMS, INC.

SPECIAL MEETING OF SHAREHOLDERS

March 16, 2022

10:00 a.m., Central Time

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

 D65809-S40043

COMMUNICATIONS SYSTEMS, INC.	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2022.

The undersigned hereby appoints Roger H.D. Lacey and Mark D. Fandrich, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Communications Systems, Inc., to be held through a virtual special meeting that will be accessible at www.virtualshareholdermeeting.com/JCS2022SM to be held on March 16, 2022 at 10:00 a.m., CT, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

(Continued and to be marked, dated and signed, on the other side)